EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-88036, No. 333-49559 and No. 333-49671 and Forms S-3 No. 33-61940, No. 33-61647, No. 333-33867 and No. 333-48356), as amended, and in the related Prospectus of Methode Electronics, Inc. of our report dated June 25, 2001, with respect to the consolidated financial statements of Methode Electronics, Inc. included in this Annual Report (Form 10-K) for the year ended April 30, 2001.

Ernst & Young LLP

Chicago, Illinois July 26, 2001